                                                                     Exhibit 3.1

                         AMERICAN ITALIAN PASTA COMPANY
                                     BYLAWS
                    AS AMENDED AND RESTATED DECEMBER 3, 2008

                                   ARTICLE I
                                    OFFICES

SECTION 1. REGISTERED OFFICE IN DELAWARE.

     The registered office of American Italian Pasta Company (the "Corporation")
in the State of  Delaware  is  located  at 1209  Orange  Street,  in the City of
Wilmington,  in the County of New Castle.  The name of its  registered  agent at that address is The Corporation Trust Company.

SECTION 2. OTHER OFFICES.

     The Corporation  may, in addition to its registered  office,  establish and maintain  such an office or offices,  at such place or places  within or without the State of Delaware,  as the Board of Directors may deem necessary,  desirable or expedient from time to time.

                                   ARTICLE II
                                  STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS.

     Each meeting of the  stockholders  shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be designated by the Board of Directors in the notice of meeting.

SECTION 2. ANNUAL MEETING.

     The annual meeting of the stockholders shall be held pursuant to notice and at such date and time as shall be  designated  by the Board of  Directors in the notice of meeting for the purpose of electing  directors and for the transaction of such other business as may come before the meeting.

     The Board of  Directors  may, in its sole  discretion,  determine  that the annual meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware
General  Corporation  Law. If so authorized,  and subject to such guidelines and procedures as the Board of Directors may adopt,  stockholders  and  proxyholders not  physically  present at such meeting may, by means of remote  communication, participate  in a meeting of  stockholders,  provided  that (i) the  Corporation shall  implement  reasonable  measures to verify that each person deemed present and  permitted  to vote at the  meeting  by means of remote  communication  is a stockholder or  proxyholder,  (ii) the Corporation  shall  implement  reasonable measures to provide such stockholders and proxyholders a reasonable  opportunity to  participate  in  the  meeting  and  to  vote  on  matters  submitted  to the stockholders,  including an opportunity  to read or hear the  proceedings of the meeting  substantially  concurrently  with  such  proceedings,  and (iii) if any stockholder or  proxyholder

votes or takes other action at the meeting by means of remote  communication,  a record of such vote or other action shall be maintained by the Corporation.

SECTION 3. SPECIAL MEETINGS.

     Special meetings of the stockholders of the Corporation may be called,  for any purpose or  purposes,  only by (i) the  Chairman of the Board of  Directors,
(ii) the Chief Executive  Officer or (iii) the Board of Directors  pursuant to a resolution  adopted by a majority of the members of the Board of Directors  then in office.  Special  meetings of the  stockholders of the Corporation may not be called  by any other  person or  persons.  Special  meetings  may be held at any place,  within or without the State of Delaware,  as determined by the person or persons calling such meeting.  The only business that may be conducted at such a meeting,  other than procedural  matters and matters  relating to the conduct of the meeting,  shall be matters relating to the purpose or purposes stated in the notice of meeting.

SECTION 4. NOTICE OF MEETINGS.

     The  Secretary or an  Assistant  Secretary  of the  Corporation  shall give written  notice of every  meeting of the  stockholders  to each  stockholder  of record entitled to vote at the meeting. Such notice shall be given not less than
10 days, nor more than 60 days, prior to the day named for the meeting, unless a different period of notice is required by law. Such notice shall be given either
by  regular  mail,   overnight  courier,   telegram,   electronic  or  facsimile
transmission,  or by any other means comparable to any of the foregoing, to each stockholder at his address appearing on the books of the Corporation or supplied by him to the  Corporation  for the purpose of notice.  Any notice given by mail shall be deemed to be given at the time when the same shall be  deposited in the
United States mail. Any notice given by telegram,  overnight courier, electronic or facsimile  transmission shall be deemed to have been given when it shall have been delivered for  transmission.  Such notice shall specify the place,  day and hour of the  meeting,  the  means of  remote  communications,  if any,  by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting,  the purpose or purposes for which the meeting is held.  When a meeting is adjourned to another date, hour or place in accordance with the Delaware  General  Corporation Law, as amended (the
"DGCL"), notice need not be given of the adjourned meeting if the date, hour and place  thereof are  announced at the meeting at which the  adjournment  is taken unless otherwise required by the DGCL.

     Without  limiting  the  manner  by  which  notice  otherwise  may be  given effectively to stockholders  pursuant to the Delaware  General  Corporation Law, the  Certificate of  Incorporation  or these bylaws,  any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation
Law,  the  Certificate  of  Incorporation  or these bylaws shall be effective if given by a form of electronic  transmission  consented to by the  stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the  Corporation.  Any such consent shall be deemed revoked if:

     (i) the  Corporation  is unable to deliver by electronic  transmission  two consecutive  notices given by the  Corporation in accordance  with such consent;
and

     (ii)  such  inability  becomes  known  to  the  Secretary  or an  Assistant
Secretary  of  the  Corporation  or to  the  transfer  agent,  or  other  person responsible for the giving of notice.

     However,  the  inadvertent  failure to treat such inability as a revocation shall not invalidate any meeting or other action.

          Any notice given pursuant to the preceding  paragraph  shall be deemed given:

     (i) if by facsimile  telecommunication,  when directed to a number at which the stockholder has consented to receive notice;

     (ii) if by electronic  mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

     (iii) if by a posting  on an  electronic  network  together  with  separate notice to the stockholder of such specific  posting,  upon the later of (A) such posting and (B) the giving of such separate notice; and

     (iv) if by any other form of electronic transmission,  when directed to the stockholder.

     An affidavit of the Secretary or an Assistant  Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of  electronic  transmission  shall,  in the  absence of fraud,  be prima  facie evidence of the facts stated therein.  Notice by electronic  transmission  shall not apply to those Sections of the Delaware General Corporation Law as specified in Section 232(e) thereof.

SECTION 5. WAIVER OF NOTICE.

     Whenever  any notice is required to be given  under the  provisions  of the
DGCL, the Certificate of Incorporation or of these bylaws, a waiver of notice in writing, signed by the person or persons entitled to such notice, or a waiver by electronic  transmission  by the person  entitled to notice,  whether  before or after the time stated therein,  shall be deemed equivalent to the giving of such notice.  Neither the  business to be  transacted  nor the purpose of the meeting need be specified in the waiver of notice or any waiver by electric transmission of such  meeting.  Attendance  of the person either in person or by proxy at any meeting shall  constitute a waiver of notice of such meeting,  except where such person  appears at the meeting only for the express  purpose of objecting at the beginning of the meeting to the transaction of any business  because the meeting was not lawfully called or convened and the person then leaves the meeting.

SECTION 6. RECORD DATE.

     In order that the Corporation may determine the  stockholders  entitled (i)
to notice  of or to vote at any  meeting  of  stockholders  or any  adjournments thereof,  (ii) to receive  payment of any  dividend  or other  distribution,  or allotment  of any  rights,  or (iii) to  exercise  any  rights in respect of any change,  conversion or exchange of stock, or for the purpose of any other lawful action,  the Board of Directors,  in advance,  may fix a date as the record date for any such  determination,  which  record date shall not precede the date upon which  the  resolution  fixing  the  record  date is  adopted  by the  Board  of
Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of the stockholders of record entitled to notice  of or to vote at a meeting  of the  stockholders  shall  apply to any adjournment  of the  meeting  taken  pursuant  to Article  I,  Section 8 hereof;
provided, however, that the Board of Directors, in its discretion, may fix a new record  date for an  adjourned  meeting  in  accordance  with the DGCL and these
Bylaws.  If the Board of directors  fixes a record date in  accordance  with the
DGCL and these Bylaws, only stockholders determined to be stockholders of record on the record  date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment  thereof,  or to receive payment of such dividend or other  distribution,  or  allotment  of rights,  or to  exercise  such rights in respect of such change,  conversion or exchange of stock,  or to  participate in any such other lawful action, as the case may be,  notwithstanding  any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 7. LIST OF STOCKHOLDERS.

     At least 10 days before any  meetings of the  stockholders,  the officer or transfer agent in charge of the stock transfer  books of the  Corporation  shall prepare and make a complete  alphabetical  list of the stockholders  entitled to vote at such meeting,  which list shall show the address of each stockholder and the number of shares registered in the name of each stockholder.  The list shall not be required to include electronic mail addresses or other electronic contact information.  Such list shall be open to the examination of any stockholder, for any  purpose  germane to the  meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network provided that the information  required to gain access to such list is provided with the notice of the meeting,  or (ii), during ordinary business hours,  either at a place within the city where the meeting is to be held,  which place shall be specified in the notice of the meeting,  or, if not so specified,  at the place where the meeting is to be held.  The list shall  also be  produced  and kept open at the  meeting
(during the entire duration  thereof) and, except as otherwise  provided by law, may be inspected by any  stockholder or proxy of a stockholder who is present at such  meeting.  If  the  meeting  is  to be  held  solely  by  means  of  remote communication,  then  the  list  shall  also be open to the  examination  of any stockholder  during the whole time of the  meeting  on a  reasonably  accessible electronic  network,  and the information  required to access such list shall be provided  with the notice of the  meeting.  The stock  ledger  shall be the only evidence as to which  stockholders are entitled to examine the stock ledger, the list of  stockholders  entitled  to  vote  at a  meeting,  or the  books  of the corporation,  and as to which  stockholders are entitled to vote in person or by proxy at any meeting of stockholders.

SECTION 8. QUORUM.

     The  presence  in person or by proxy of the  holders of a  majority  of the votes  represented  by  issued  and  outstanding  shares  entitled  to vote at a stockholders'  meeting  shall  constitute a quorum,  except that the presence in person or by proxy of the  holders of a majority  of the issued and  outstanding shares of each class or series of stock  which is entitled to vote as a class or series at a  stockholders'  meeting  shall  constitute  a quorum for any vote in which a vote of such class or series is required.

     When any  meeting is convened  the  presiding  officer,  if directed by the
Board,  may adjourn the meeting if (a) no quorum is present for the  transaction of  business,  or (b) the Board

determines   that   adjournment  is  necessary  or  appropriate  to  enable  the stockholders  (i) to consider fully  information  which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise  effectively  their voting rights.  At any such adjourned meeting at which there is a quorum,  any  business may be  transacted  that might have been transacted at the meeting originally called.

SECTION 9. STOCKHOLDER PROPOSALS.

     Proposals for a stockholder vote for consideration at any annual meeting or any  special  meeting  of  stockholders  of the  Corporation  may be made by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice  provided for in this Article II,  Section 9 and on the record  date for the  determination  of  stockholders  entitled  to vote at such meeting and (y) who complies with the procedures and  requirements  set forth in subparagraphs (a) and (b) of this Article II, Section 9.

     (a) Condition of Submission to Stockholders.  No proposal for a stockholder vote shall be submitted  by a  stockholder  (a  "Stockholder  Proposal")  to the
Corporation's  stockholders unless such Stockholder Proposal is a proper subject for  stockholder  action  under  the DGCL and the  stockholder  submitting  such proposal (the  "Proponent") is a stockholder of record on the date of the giving of the notice  provided for in this Article II, Section 9 and on the record date for the  determination of stockholders  entitled to vote at such meeting and has filed a written notice (a "Proposal  Notice")  setting forth with  particularity
(i) the names  and  business  addresses  of the  Proponent  and all  persons  or entities  (collectively,  the "Persons" and  singularly,  a "Person")  acting in concert with the  Proponent;  (ii) the name and address of the Proponent and the
Persons identified in clause (i), as they appear on the Corporation's  books (if they so  appear);  (iii)  the class  and  number  of  shares of the  Corporation beneficially  owned by the Proponent  and the Persons  identified in clause (i);
(iv)  a  description  of  the  Stockholder   Proposal  containing  all  material
information  relating  thereto;  and (v) such other  information as the Board of
Directors reasonably  determines is necessary or appropriate to enable the Board of Directors and  stockholders  of the  Corporation to consider the  Stockholder
Proposal.

     (b) Stockholder  Proposal  Notice.  To be timely,  Proposal Notices must be delivered to the Secretary and received at the  principal  executive  offices of the  Corporation  (if  delivered by electronic  mail or facsimile,  the Proposal
Notice  shall be directed to the  Secretary  at the  electronic  mail address or facsimile number, as the case may be specified in the Corporation's  most recent proxy statement) (1) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the  anniversary  date of the  immediately  preceding annual meeting of stockholders;  provided,  however,  that in the event that the annual  meeting is called for a date that is not within 30 days  before or after such  anniversary  date, the Proposal  Notice by the  stockholder in order to be timely must be so received not later than the close of business on the tenth day following  the day on which  such  notice of the date of the  annual  meeting is mailed or such  public  disclosure  of the date of the  annual  meeting is made, whichever first occurs,  or (2) in the case of a special meeting of stockholders called  for the  purpose  of  electing  directors,  not later  than the close of business on the 10th day  following  the day on which  notice of the date of the special  meeting  is  mailed  or public  disclosure  of the date of the  special meeting is made,  whichever  first occurs.  In no event shall any adjournment or postponement  of any  annual or

special meeting or the  announcement  thereof commence a new time period for the giving of a Proposal Notice as described in this Section 9.

     (c) Effect of  Noncompliance.  Only such  business  shall be conducted at a meeting  of  stockholders  as shall  have been  brought  before  the  meeting in accordance with the procedures prescribed in these Bylaws. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in  accordance  with  the  procedures  prescribed  in  these  Bylaws  or is otherwise not in accordance  with law, and if it is so determined,  such officer shall  so  declare  at  the  meeting  and  the  Stockholder  Proposal  shall  be disregarded.

     (d) Public  Disclosure.  For purposes of these Bylaws  "public  disclosure"
shall mean disclosure in a press release reported by the Dow Jones News Service,
Associated Press, or comparable  national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 9, 13, 14, or 15(d) of the  Securities  Exchange Act of 1934, as amended
(the "Exchange Act").

     (e) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable  requirements  of the Exchange Act and the rules and  regulations  thereunder with respect to the matters set forth in this
Section; provided,  however, that any references in these Bylaws to the Exchange
Act or the rules promulgated  thereunder are not intended to and shall not limit the requirements  applicable to nomination or proposals as to any other business to be  considered  pursuant to these  Bylaws.  Nothing in this Section  shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 10. VOTING POWER.

     Unless otherwise provided in a resolution or resolutions  providing for any class or series of  Preferred  Stock  pursuant  to Article IV of the Amended and
Restated Certificate of Incorporation (the "Certificate of Incorporation") or by
the DGCL,  every  stockholder of record of the Corporation  shall be entitled to vote,  in person or by proxy,  the shares of voting stock of every share of each class or series  held of  record by such  stockholder.  All  questions  shall be decided  by the vote of the  majority  of the votes  represented  by issued  and outstanding  shares of capital stock present in person or  represented  by proxy and entitled to vote at any meeting,  or if the voting is by class or series,  a majority of the votes of each class or series of capital stock present in person or  represented by proxy and entitled to vote at any meeting,  unless  otherwise specially  provided  by law or by the  Certificate  of  Incorporation  or  these
Bylaws. Abstentions shall not be considered to be votes cast.

SECTION 11. PROXIES.

     Every stockholder may vote either in person or by proxy.  Every proxy shall
be  executed  in  writing  by  the   stockholder  or  by  his  duly   authorized
attorney-in-fact  and filed  with the  Secretary  of the  Corporation.  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other  agreement  or  any  provision  in the  proxy  to the  contrary,  but  the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No proxy shall be valid after eleven months from  the date of its  execution

unless a longer  time is  expressly  provided  therein,  but in no event shall a proxy,  unless coupled with an interest,  be voted on after three years from the date of its  execution.  A proxy shall not be revoked by the death or incapacity of the maker unless  before the vote is counted or the  authority is  exercised, written  notice of such death or  incapacity  is given to the  Secretary  of the
Corporation.  A duly executed proxy shall be irrevocable if it states that it is irrevocable  and if,  and  only as  long  as,  it is  coupled  with an  interest sufficient in law to support an irrevocable  power. A stockholder may revoke any proxy which is not  irrevocable by attending the meeting and voting in person or by filing an instrument in writing  revoking the proxy or by filing a subsequent duly executed proxy with the secretary of the corporation.

SECTION 12. INSPECTORS.

     Elections for directors need not be by ballot, except upon demand made by a stockholder  at the  election  and before the voting  begins.  In advance of any meeting of stockholders,  the Board of Directors shall appoint  inspectors,  who need not be  stockholders,  to act at such  meeting  and make a  written  report thereof.  Such  inspectors may include  individuals who serve the Corporation in other capacities,  including, without limitation, as officers, employees, agents or representatives of the Corporation.  The number of inspectors shall be one or three.  One or more  persons  may be  designated  by the Board of  Directors  as alternate  inspectors  to replace  any  inspector  who fails to act. In case any person  appointed as  inspector  fails to appear or fails or refuses to act, the vacancy may be filled by  appointment  made by the Board of Directors in advance of the  convening  of the  meeting,  or at the  meeting by the person or officer acting as chairman. Each inspector,  before discharging his or her duties, shall take and sign an oath  faithfully to execute the duties of inspector with strict impartiality  and  according to the best of his or her ability.  The  inspectors shall have the duties prescribed by the DGCL.

SECTION 13. PRESIDING OFFICERS AND ORDER OF BUSINESS.

     All meetings of stockholders  shall be called to order and presided over by the Chairman of the Board, or in his absence,  by the Chief  Executive  Officer,
President or highest ranking Vice  President,  or in the absence of all of them, by the Chief  Financial  Officer,  or if none of these be  present by a chairman designated by the Board of Directors. The Secretary of the Corporation shall act as secretary,  but in the absence of the  Secretary,  the presiding  officer may appoint a secretary.

SECTION 14. PROCEDURAL MATTERS.

     At each meeting of stockholders,  the chairman of the meeting shall fix and announce  the date and time of the opening and the closing of the polls for each matter upon which the stockholders  will vote at the meeting and shall determine the order of business and all other matters of  procedure.  Except to the extent inconsistent  with any such  rules and  regulations  as  adopted by the Board of
Directors, the chairman of the meeting may establish rules, which need not be in writing,  to maintain order for the conduct of the meeting,  including,  without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in  attendance  at the  invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

SECTION 15. ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

     Any  action  required  or  permitted  to be taken at any  annual or special meeting of  stockholders  may be taken only upon the vote of  stockholders at an annual or special  meeting duly noticed and called in  accordance  with the DGCL and these Bylaws of the  Corporation  and may not be taken by written consent of stockholders  without a meeting,  unless the  action to be  effected  by written consent of  stockholders  and the taking of such action by such written  consent have  expressly  been  approved  in  advance  by the Board of  Directors  of the
Corporation.

                                  ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. POWERS; QUALIFICATIONS; NUMBER AND TERM.

     The  business and affairs of the  Corporation  shall be managed by or under the direction of the Board of Directors of the Corporation.  A director need not be a stockholder,  a citizen of the United States, or a resident of the State of
Delaware.  The Board of  Directors  shall  initially  consist of eight  persons;
provided,  however,  that  such  number  of  directors  may from time to time be increased and  decreased by a duly adopted  resolution of the Board of Directors but shall in no event be  reduced  to less than  three.  The Board of  Directors shall be divided into three classes, as nearly equal in number as the then total number of  directors  constituting  the entire Board  permits,  with the term of office of one class  expiring  each year.  The initial  division of the Board of
Directors  shall be made by the  decision of a majority  of the entire  Board of
Directors.  The initial  Class I directors  elected by the  stockholders  of the
Corporation  shall hold office for a term expiring at the 1998 annual meeting of stockholders and until their successors shall be elected and qualified,  subject to prior  death,  retirement,  resignation  or  removal;  the  initial  Class II directors elected by the stockholders of the Corporation shall hold office for a term  expiring  at the 1999  annual  meeting  of  stockholders  and until  their successors shall be elected and qualified,  subject to prior death,  retirement, resignation  or removal;  and the  initial  Class III  directors  elected by the stockholders  of the  Corporation  shall hold office for a term  expiring at the
2000 annual meeting of stockholders  and until their successors shall be elected and qualified,  subject to prior death,  retirement,  resignation or removal. At each such annual meeting of stockholders and at each annual meeting  thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until  their  successors  shall be elected and  qualified,  subject to prior death, retirement, resignation or removal.

     Notwithstanding  the  foregoing,  whenever  the  holders of any one or more classes or series of Preferred  Stock issued by the  Corporation  shall have the right,  voting separately by class or series, to elect directors at an annual or special  meeting of  stockholders,  the  election,  term of  office,  filling of vacancies  and other  features  of such  directorships  shall be governed by the terms of the  Certificate  of  Incorporation  or the  resolution or  resolutions adopted by the Board of Directors  pursuant to Section 4.3 of the Certificate of
Incorporation  applicable  thereto,  and such  directors so elected shall not be divided into classes pursuant to this Section unless expressly  provided by such terms.

SECTION 2. VACANCIES.

     Subject to the rights of the  holders of any series of  preferred  stock or any other class of capital  stock of the  Corporation  (other than common stock)
then  outstanding,  any vacancy in the Board of  Directors,  arising from death, retirement,  resignation, removal, an increase in the number of directors or any other cause,  may be filled by the Board of  Directors,  acting by a majority of the remaining  directors  then in office,  although less than a quorum,  or by a sole remaining director, the stockholders acting at an annual meeting or, if the vacancy is with respect to a director  elected by a voting  group,  by action of any other directors elected by such voting group or such voting group.

     Each  director  chosen to fill a vacancy in the Board of Directors  arising from the death, retirement,  resignation, removal of a director shall be elected to complete the term of office of the director  who is being  succeeded.  In the event of any increase or decrease in the  authorized  number of  directors,  (a)
each  director then serving as such shall  nevertheless  continue as director of the class of which he or she is a member until the expiration of such director's current  term or prior  death,  retirement,  resignation  or removal and (b) the newly  created or  eliminated  directorships  resulting  from such  increase  or decrease shall be apportioned by the Board of Directors  among the three classes of directors  so as to ensure that no one class has more than one director  more than any other  class,  and each  director so elected  shall hold office for the same term as the other  members of the class to which the  director is assigned.
No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

SECTION 3. REMOVAL OF DIRECTORS.

     Except as may be provided in a resolution or resolutions  providing for any class or series of Preferred  Stock pursuant to Article IV of the Certificate of
Incorporation with respect to any directors elected by the holders of such class or series, any director,  or the entire Board of Directors,  may be removed from office at any time, but only for cause and only by the  affirmative  vote of the holders  of at least  two-thirds  (66  2/3%) of the  voting  power of all of the shares of capital stock of the  Corporation  then entitled to vote  generally in the election of directors,  voting together as a single class. The provisions of this subsection shall be the exclusive method for the removal of directors.

SECTION 4. NOMINATION OF DIRECTORS.

     Only persons who are selected and  recommended by the Board of Directors or the committee of the Board of Directors  designated to make nominations,  or who are nominated by  stockholders  in accordance  with the  procedures set forth in this Article III,  Section 4, shall be eligible  for  election,  or qualified to serve, as directors,  except as may be otherwise  provided in the Certificate of
Incorporation  with  respect to the right of holders of  Preferred  Stock of the
Corporation  to nominate  and elect a specified  number of  directors in certain circumstances. Nominations of individuals for election to the Board of Directors of the  Corporation at any annual meeting or any special meeting of stockholders at which  directors  are to be  elected  may be made by any  stockholder  of the
Corporation  (x) who is a stockholder of record on the date of the giving of the notice  provided  for  in  this  Section  4 and  on  the  record  date  for  the determination  of  stockholders  entitled  to vote at such  meeting  and (y) who complies with the procedures and requirements set forth in subparagraphs (a) and
(b) this Article III, Section 4.

     (a)  Nominations  by  stockholders  shall  be made  by  written  notice  (a
"Nomination Notice"), which shall set forth the following information: (i) as to each individual  nominated,  (a) the name, date of birth,  business  address and residence  address of such individual,  (b) the business  experience  during the past five years of such nominee,  including his or her principal occupations and
employment  during  such  period,   the  name  and  principal  business  of  any
corporation or other  organization in which such occupations and employment were carried  on,  and  such  other  information  as to  the  nature  of  his  or her responsibilities  and level of  professional  competence as may be sufficient to permit  assessment  of his or her prior  business  experience,  (c)  whether the nominee  is or has ever been at any time a  director,  officer or owner of 5% or more of any  class of  capital  stock,  partnership  interests  or other  equity interest of any corporation,  partnership or other entity, (d) any directorships held by such  nominee  in any  company  with a class  of  securities  registered pursuant to Section 12 of the Exchange  Act, or subject to the  requirements  of
Section  15(d) of the Exchange Act or any company  registered  as an  investment company under the Investment  Company Act of 1940, as amended,  (e) whether,  in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment,  order, finding or decree of any federal,  state or other  governmental  entity,  concerning  any violation of federal,  state or other law, or any proceeding in bankruptcy,  which conviction,  order,  finding, decree  or  proceeding  may be  material  to an  evaluation  of the  ability  or integrity  of the nominee and (f) any other  information  relating to the person that would be required to be  disclosed in a proxy  statement  or other  filings required to be made in connection with  solicitations of proxies for election of directors  pursuant  to  Section  14 of the  Exchange  Act,  and the  rules  and regulations  promulgated  thereunder;  and (ii) as to the Person  submitting the
Nomination  Notice and any Person  acting in concert with such  Person,  (a) the name and  business  address  of such  Person,  (b) the name and  address of such
Person as they appear on the  Corporation's  books,  (c) the class and number of shares of the  Corporation  that are  beneficially  owned by such Person,  (d) a description of all arrangements or  understandings  between such stockholder and each proposed  nominee and any other person or persons  (including  their names)
pursuant to which the  nomination(s)  are to be made by such stockholder and (e)
any other information  relating to such stockholder that would be required to be disclosed  in a  proxy  statement  or  other  filings  required  to be  made  in connection with  solicitations of proxies for election of directors  pursuant to
Section  14 of the  Exchange  Act  and the  rules  and  regulations  promulgated thereunder.  A written consent to being named in a proxy statement as a nominee, and to serve as a director if  elected,  signed by the  nominee,  shall be filed with any Nomination Notice.

     (b) To be timely, Nomination Notices must be delivered to the Secretary and received at the principal  executive  offices of the Corporation (1) in the case of an annual  meeting,  not less than 60 days nor more than 90 days prior to the anniversary  date of the immediately  preceding  annual meeting of stockholders;
provided,  however,  that in the event that the  annual  meeting is called for a date that is not  within 30 days  before or after  such  anniversary  date,  the
Nomination  Notice by the  stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such  notice  of the  date of the  annual  meeting  is  mailed  or  such  public disclosure of the date of the annual meeting is made, whichever first occurs, or
(2) in the case of a special meeting of  stockholders  called for the purpose of

                                       10

electing  directors,  not  later  than  the  close of  business  on the 10th day following  the day on which notice of the date of the special  meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

     (c)  No  person  shall  be  eligible  for  election  as a  director  of the
Corporation  unless nominated in accordance with the procedures and requirements set forth in this Section of this Article III, Section 4. If the chairman of the meeting  determines  that a  nomination  was not  made in  accordance  with  the foregoing procedures and requirements, the chairman of the meeting shall declare to the meeting that the nomination  was defective and such defective  nomination shall be disregarded.

SECTION 5. PLACE OF MEETINGS.

     The Board of Directors may hold annual,  regular and special meetings,  and have an office or offices,  either  within or outside the State of Delaware,  at such place as the Board of Directors from time to time deems advisable.

SECTION 6. ANNUAL AND REGULAR MEETINGS.

     The Board of  Directors  shall,  without  notice,  hold an  annual  meeting immediately  after the  annual  meeting of the  stockholders,  or after the last adjournment  thereof,  and shall hold other  regular  meetings  at such time and place as it may  determine.  No notice to the newly  elected  directors  of such annual  meeting  shall be necessary  for such  meeting to be lawful,  provided a quorum is present.

SECTION 7. SPECIAL MEETINGS.

     The Board of Directors shall hold such special  meetings as shall be called by the  Chairman  of the Board,  Chief  Executive  Officer,  President,  or Vice
President, or Secretary,  or any two directors.  Each such meeting shall be held at such time and place as shall be designated in the notice of meeting.

SECTION 8. NOTICE OF MEETINGS.

     Notice  of the date,  time and place of each  meeting,  except  the  annual meeting,  of the Board of  Directors  shall be mailed  by  regular  mail to each director,  at his address  appearing on the books of the Corporation or supplied by the  director  to the  Corporation  for the  purpose  of notice  ("designated address"), at least six days before the meeting; or sent by overnight courier to each  director  at his  designated  address at least two days before the meeting
(with delivery scheduled to occur no later than the day before the meeting);  or given  orally by  telephone  or other  means,  or by  telegraph,  electronic  or facsimile  transmission,  or by  any  other  means  comparable  to  any  of  the foregoing,  to each  director at his  designated  address not later than the day before the day on which such meeting is to be held or on such shorter  notice as the person or persons  calling such meeting may deem necessary or appropriate in the circumstances.  The notice of the meeting shall state the general purpose of the meeting,  but other routine business may be conducted at the meeting without such matter being stated in the notice.

                                       11

SECTION 9. WAIVER OF NOTICE.

     A waiver of  written  notice in  writing  signed by the  person or  persons entitled to such notice,  whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at any meeting shall  constitute a waiver of notice of such meeting,  except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and any such person so states his purpose in attending  such  meeting and refrains  from participation in the business of the meeting.

SECTION 10. QUORUM.

     Except as otherwise  provided in the  Certificate of  Incorporation,  these
Bylaws and the DGCL, a majority of the directors in office shall be necessary at any meeting of the Board in order to constitute a quorum for the  transaction of business  at such  meeting,  and the  affirmative  vote of a  majority  of those directors  present at any such  meeting  at which a quorum is  present  shall be necessary for the passage of any resolution or act of the Board.  In the absence of a quorum for any such meeting,  a majority of the directors  present  thereat may  adjourn  such  meeting  from time to time  until a quorum  shall be present thereat. Notice of any adjourned meeting need not be given.

SECTION 11. PRESIDING OFFICER AND ORDER OF BUSINESS.

     All  meetings  of the  Board of  Directors  shall be  called  to order  and presided  over by the Chairman of the Board,  or in his absence,  by a member of the Board of Directors  selected by the members  present.  The  Secretary of the
Corporation  shall act as secretary,  but in the absence of the  Secretary,  the presiding officer may appoint a secretary.

SECTION 12. ACTION BY BOARD WITHOUT FORMAL MEETING.

     Unless  otherwise  restricted by the Certificate of  Incorporation or these
Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members  of the Board of  Directors  or of such  committee,  as the case may be, consent  thereto in writing or by  electronic  transmission,  and the writing or writings or electronic  transmissions  are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

SECTION 13. COMPENSATION.

     Directors,  as such, shall receive such  compensation and reimbursement for expenses as the Board of Directors may by resolution allow. Directors shall also
be  entitled  to  receive  such   compensation  for  services  rendered  to  the
Corporation  in any capacity  other than as  directors,  as may be provided from time to time by resolution of the Board of Directors.

                                       12

SECTION 14. RESIGNATION.

     Any  director,  member of a committee,  or other  officer may resign at any time by giving  written  notice to the Board of  Directors,  the Chairman of the
Board or Secretary of the Corporation.  Such  resignation  shall be effective at the time  specified  therein,  or, if no time be  specified,  at the time of its receipt by the Board of Directors or such  officer,  and the  acceptance  of the resignation  shall  not be  necessary  to make it  effective.  Resignations  not submitted in writing may be evidenced  by a written  acknowledgement  of receipt thereof  signed by the receiving  director or officer of the  Corporation  or by acknowledgement of receipt thereof in the minutes of a subsequent  stockholders'
or directors' meeting.

SECTION 15. TELEPHONIC MEETINGS AND PARTICIPATION.

     Members of the Board of Directors or any committee  designated  thereby may participate  in any meeting of such Board of  Directors or committee by means of conference  telephone or similar  communications  equipment by which all persons participating  can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 16. CHAIRMAN OF THE BOARD

     The Chairman of the Board, if one is elected, shall, if present, preside at meetings of the stockholders and the Board of Directors and exercise and perform such other  powers and duties as may from time to time be assigned to him by the
Board of Directors or as may be prescribed by these Bylaws.  The Chairman of the
Board shall report to the Board of Directors.

                                   ARTICLE IV
                                   COMMITTEES

SECTION 1. COMMITTEES GENERALLY.

     The Board of  Directors  may,  by  resolutions  passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to  constitute  committees  that,  except as otherwise  provided in
Sections 2 and 3 of this Article IV, in each case,  shall consist of such number of directors, and shall have and may execute such powers, as is permitted by law and specified in the respective  resolutions appointing them. Any such committee may fix its rules of procedure,  determine its manner of acting and the time and place,  whether  within or without the State of  Delaware,  of its  meetings and specify what notice thereof, if any, shall be given, unless these Bylaws, or the
Board of Directors by  resolution,  shall provide  otherwise.  Unless  otherwise provided by the Board of Directors  or such  committee,  the quorum,  voting and other  procedures  shall be the same as those applicable to actions taken by the
Board of Directors.  A majority of the members of the Board of Directors then in office shall have the power to change the  membership  of any such  committee at any time, to fill  vacancies  therein and to discharge any such  committee or to remove any member thereof, either with or without cause, at any time.

                                       13

SECTION 2. AUDIT COMMITTEE.

     The Audit  Committee  shall consist of such number of directors,  who shall not be officers or employees of the  Corporation or any of its  affiliates,  not less  than  two,  as  shall  from  time to time be  determined  by the  Board of
Directors. The Audit Committee shall each year make a recommendation, based on a review of  qualifications,  to the Board of  Directors  for the  appointment  of independent  public  accountants  to  audit  the  financial  statements  of  the
Corporation  and to perform such other duties as the Board of Directors may from time to time  prescribe.  As part of such  review of  qualifications,  the Audit
Committee shall consider  management's plans for engaging the independent public accountants for management  advisory services to determine whether such services could impair the public  accountants'  independence.  The Audit  Committee shall examine and make  recommendations  to the Board of Directors with respect to the scope of audits conducted by the Corporation's  independent  public  accountants and internal auditors. The Audit Committee shall review all recommendations made by the Corporation's independent public accountants and internal auditors to the
Audit Committee or the Board of Directors with respect to the accounting methods and the system of internal control used by the Corporation, and shall advise the
Board of  Directors  with  respect  thereto.  The Audit  Committee  shall review reports  from the  Corporation's  independent  public  accountants  and internal
auditors  concerning   compliance  by  management  with  governmental  laws  and
regulations and with the Corporation's policies relating to ethics, conflicts of interest and  disbursements  of funds.  The Audit  Committee shall meet with the
Corporation's  independent  public  accountants and/or internal auditors without management present whenever the Audit Committee shall deem it appropriate.

SECTION 3. COMPENSATION COMMITTEE.

     The Compensation  Committee shall consist of such number of directors,  not less  than  two,  as  shall  from  time to time be  determined  by the  Board of
Directors.  As authorized by the Board of Directors,  the Compensation Committee
shall  make  recommendations  to the  Board of  Directors  with  respect  to the administration of the salaries,  bonuses,  and other  compensation to be paid to key  employees  and  officers  of  the  Corporation,  including  the  terms  and conditions of their employment,  and shall administer all stock option and other benefit  plans  affecting  key  employees'  and  officers'  direct and  indirect remuneration.

                                   ARTICLE V
                               OFFICERS AND AGENTS

SECTION 1. OFFICERS.

     The  officers of the  Corporation  shall be a Chief  Executive  Officer,  a
President,  a Chief  Financial  Officer  and a  Secretary,  all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect one or more Vice Presidents,  Assistant Secretaries or Assistant Treasurers,  or
appoint such other  additional  officers and agents as they may deem  advisable.
Any two or more  offices  may be held by the same  person  except the offices of
President and  Secretary.  The officers shall be elected each year at the annual meeting of the Board of  Directors  which  shall be held each year  pursuant  to
Article III, Section 6 hereof.

                                       14

     The Board of  Directors  may  appoint,  or may empower the Chief  Executive
Officer to appoint,  such other officers as the business of the  Corporation may require,  each of whom shall hold office for such period,  have such  authority, and  perform  such  duties as are  provided  in these  Bylaws or as the Board of
Directors may from time to time determine.

SECTION 2. TERM.

     Each  officer  and each agent  shall hold  office  until his  successor  is elected or appointed and qualified or until his death, resignation or removal by the Board of Directors.

SECTION 3. AUTHORITY, DUTIES AND COMPENSATION.

     All elected or appointed  officers and agents shall have such authority and perform such duties as may be provided in the Bylaws or as may be  determined by the Board of Directors.  They shall receive such compensation for their services as may be  determined  by the  Board of  Directors.  Notwithstanding  any  other provisions of these Bylaws, the Board of Directors shall have power from time to time by resolution to prescribe by what officers or agents particular  documents or  instruments  or  particular  classes of  documents or  instruments  shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation  shall be entitled to accept and to act upon any document or instrument signed, countersigned,  endorsed or executed by officers or agents of the company  pursuant to the  provisions of these Bylaws unless prior to receipt of such  document  or  instrument  such  person,  firm or  corporation  has been furnished  with a  certified  copy of a  resolution  of the  Board of  Directors prescribing a different signature, countersignature, endorsement or execution.

SECTION 4. CHIEF EXECUTIVE OFFICER.

     The Chief  Executive  Officer  of the  Corporation  shall,  subject  to the control of the Board of  Directors,  have general  supervision,  direction,  and control of the business and the officers of the Corporation. He shall preside at all  meetings  of the  stockholders  and, in the  absence or  nonexistence  of a
Chairman of the Board, at all meetings of the Board of Directors.  He shall have the  general  powers  and  duties  of  management  usually  vested  in the chief executive officer of a corporation,  and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

SECTION 5. PRESIDENT.

     The  president  may assume and  perform  the duties of the Chief  Executive
Officer in the absence or disability of the Chief Executive  Officer or whenever the  office of the Chief  Executive  Officer  is vacant.  The  president  of the
Corporation  shall  exercise and perform such powers and duties as may from time to time be assigned to him by the Board of Directors or as may be  prescribed by these Bylaws.  The president  shall have authority to execute in the name of the corporation bonds, contracts,  deeds, leases and other written instruments to be executed by the  Corporation.  In the absence or nonexistence of the Chairman of the Board and Chief Executive  Officer,  he shall preside at all meetings of the stockholders  and, in the absence or nonexistence of a Chairman of the Board and the Chief Executive Officer, at all meetings of the Board of Directors and shall perform  such  other  duties  as the  Board of  Directors  may from time to time determine.

                                       15

SECTION 6. CHIEF FINANCIAL OFFICER.

     The chief  financial  officer shall keep and maintain,  or cause to be kept and  maintained,  adequate  and  correct  books and  records of  accounts of the properties and business  transactions of the Corporation,  including accounts of its  assets,  liabilities,  receipts,  disbursements,  gains,  losses,  capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all money and other  valuables in the name and to the credit of the  Corporation with such depositaries as may be designated by the Board of Directors. He or she shall  disburse the funds of the  Corporation  as may be ordered by the Board of
Directors,  shall render to the Chief Executive Officer and directors,  whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial  condition of the Corporation,  and shall have such other powers and perform such other duties as may be  prescribed by the Board of
Directors or these Bylaws.

SECTION 7. VICE PRESIDENTS.

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors  or, if not ranked,  a vice  president  designated  by the Board of  Directors,  shall  perform all the duties of the  president and when so acting shall have all the powers of, and be subject to all the restrictions  upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them  respectively by the Board of Directors,  these Bylaws,  the
Chairman of the Board or the Chief Executive Officer.

SECTION 8. SECRETARY.

     The  Secretary  shall  give or cause to be given all  required  notices  of meetings  of  stockholders  and of the Board of  Directors,  shall  attend  such meetings  when  practicable,  shall  record and keep the  minutes  and all other proceedings  thereof,  shall  attest such  records  after  every  meeting by his signature,  shall safely keep all documents and papers which shall come into his possession  and  shall  truly  keep the books and  accounts  of the  Corporation appertaining to his office.  In the absence or disability of the Secretary,  any
Assistant  Secretary  shall  have  authority  and  perform  the  duties  of  the
Secretary.

SECTION 9. RESIGNATION AND REMOVAL OF OFFICERS.

     Any executive  officer of the Corporation may be removed,  either for cause or without  cause,  by the  affirmative  vote of a majority of the full Board of
Directors.  Other officers and agents may be removed either for cause or without cause by the Board of Directors or the Chief  Executive  Officer.  Removal of an
executive  officer or other  officer or agent in  accordance  herewith  shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer  may resign at any time by  written  notice to the  Corporation.  Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such  specification,  it shall take effect upon the receipt thereof.

                                       16

SECTION 10. VACANCIES.

     Vacancy in any office or position by reason of death, resignation, removal, disqualification  or any other cause  shall be filled in the manner  provided in
Article V,  Section 1 hereof for  regular  appointment  to such  office.  Unless earlier removed pursuant to Article V, Section 10, any officer  appointed by the
Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

                                   ARTICLE VI
                                 INDEMNIFICATION

     The  Corporation  shall  indemnify,  in  accordance  with  Article V of its
Certificate of Incorporation,  its directors, officers, delegates (as defined in such Article V), agents and employees.

                                  ARTICLE VII
                             SHARES OF CAPITAL STOCK

SECTION 1. STOCK.

     The shares of the Corporation shall be represented by certificates or shall be  uncertificated.  Each  registered  holder of  shares,  upon  request  to the
Corporation,  shall be provided with a  certificate  of stock  representing  the number  of  shares  owned  by such  holder.  The  certificates  of  stock of the
Corporation  shall be in the form or forms  from  time to time  approved  by the
Board of Directors.  Such certificates  shall be numbered and registered,  shall exhibit the holder's  name and the number of shares,  and shall be signed in the name of the  Corporation  by the  following  officers  of the  Corporation:  the
President or a Vice President;  and by the Treasurer or an Assistant  Treasurer,
or the Secretary or an Assistant Secretary.  Any or all of the signatures may be a facsimile. In case any officer,  transfer agent or registrar who has signed or whose facsimile  signature has been placed upon a certificate  shall have ceased to be such  officer,  transfer  agent or registrar  before such  certificate  is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 2. LOST CERTIFICATES.

     The Board of Directors or any officer of the  Corporation to whom the Board of Directors  has delegated  authority  may authorize any transfer  agent of the
Corporation to issue,  and any registrar of the Corporation to register,  at any time and from time to time  unless  otherwise  directed,  a new  certificate  or certificates of stock in the place of a certificate or certificates  theretofore issued by the Corporation,  alleged to have been lost or destroyed, upon receipt by the transfer agent of evidence of such loss or destruction,  which may be the affidavit of the applicant; a bond indemnifying the Corporation and any transfer agent and registrar of the class of stock  involved  against  claims that may be made against it or them on account of the lost or destroyed  certificate  or the issuance of a new  certificate,  of such kind and in such amount as the Board of
Directors shall have authorized the transfer agent to accept generally or as the
Board of Directors or an authorized  officer shall approve in particular  cases;
and any  other  documents  or  instruments  that the  Board of  Directors  or an authorized  officer  may  require  from time to time to

                                       17

protect  adequately the interest of the  Corporation.  A new  certificate may be issued without requiring any bond when, in the judgment of the directors,  it is proper to do so.

SECTION 3. TRANSFERS OF STOCK.

     Transfers  of stock  shall be made upon the books of the  Corporation:  (1)
upon  presentation of the certificates by the registered  holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment  or  authority  to  transfer  the stock,  and upon  surrender  of the appropriate  certificate(s),  or (2) in the case of uncertificated  shares, upon receipt  of  proper  transfer  instructions  from the  registered  owner of such uncertificated  shares, or from a duly authorized attorney or from an individual presenting  proper  evidence of succession,  assignment or authority to transfer the stock.

SECTION 4. HOLDER OF RECORD.

     The  Corporation  shall be  entitled  to treat the  holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize  any equitable or other claim to or interest in such share on the part of any other  person  whether or not it shall have  express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

SECTION 1. CORPORATE SEAL.

     The Board of Directors  shall  prescribe  the form of a suitable  corporate seal,  which  shall  contain the full name of the  Corporation  and the year and state of  incorporation.  Such seal may be used by causing it or a facsimile  or reproduction thereof to be affixed to or placed upon the document to be sealed.

SECTION 2. FISCAL YEAR.

     The  fiscal  year  of the  Corporation  shall  end on the  last  Friday  in
September  in each year or shall  begin and end on such  other  days as shall be fixed by resolution of the Board of Directors.

SECTION 3. CORPORATE RECORDS.

     The  Corporation may maintain its corporate books and records at such place or places  within or without the State of Delaware as the Board of Directors may deem necessary, desirable or expedient from time to time.

SECTION 4. CHECKS, DRAFTS AND NOTES.

     All checks,  drafts and other  orders for the  payment of money,  notes and other evidences of indebtedness  issued in the name of the Corporation  shall be signed by such officer or officers,

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agent or agents of the  Corporation  and in such manner as shall be  determined, from time to time, by resolution of the Board.

SECTION 5. EXECUTION OF PROXIES.

     The Chairman of the Board or Chief Executive  Officer or, in the absence or disability of both of them,  any Vice  President,  may  authorize,  from time to time,  the  execution  and  issuance of proxies to vote shares of stock or other securities  of other  corporations  held of  record by the  Corporation  and the execution  of consents to action  taken or to be taken by any such  corporation.
All such proxies and consents,  unless otherwise  authorized by the Board, shall be signed in the name of the  Corporation  by either the  Chairman of the Board,
Chief Executive Officer or any Vice President.

SECTION 6. CONSTRUCTION.

     Unless the context requires  otherwise,  the general  provisions,  rules of construction,  and definitions in the General  Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision,  the singular number includes the plural,  the plural number includes the  singular,  and the term  "person"  includes  both an  entity  and a natural person.

SECTION 7. ELECTRONIC TRANSMISSION.

     When used in these  Bylaws,  the terms  "written"  and "in  writing"  shall include any "electronic transmission," as defined in Section 232(c) of the DGCL, including  without  limitation any  voicemail,  telegram,  cablegram,  facsimile transmission and communication by electronic mail.

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 1. AMENDMENTS.

     The Board of Directors  shall have power  without the assent or vote of the stockholders to make, alter,  amend,  change, add to or repeal the Bylaws of the
Corporation.  The stockholders shall also have the power to make, alter,  amend, change, add to or repeal the Bylaws of the Corporation;  provided, however, that in addition  to any vote of the holders of any class or series of capital  stock of the Corporation  required by law or by the Certificate of Incorporation,  the affirmative  vote of the  holders of at least 80% of the voting  power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter,  amend,  change,  add to or repeal the Bylaws of the
Corporation.

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